UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2013

HOMETRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (828) 259-3939

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

   On May 3, 2013, HomeTrust Bancshares, Inc., a Maryland corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with BankGreenville Financial Corporation, a South Carolina corporation ("BankGreenville"), providing for the merger of BankGreenville with and into the Company (the "Merger").

    The Company is furnishing under Item 7.01 of this Current Report on Form 8-K the press release included as Exhibit 99.1 and  Investor Presentation included as Exhibit 99.2, related to the Merger.  The Investor Presentation is also posted on the Company’s website, www.hometrustbancshares.com, under Presentations in the Investor Relations-News & Market Data  section of the website.

    In accordance with general instruction B.2 of Form 8-K, the information contained in Item 7.01 in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is to be considered "furnished" pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act nor shall it be deemed incorporated by reference in any Company filing or report with the Securities and Exchange Commission, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing or report.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	99.1	Press Release dated May 6, 2013
	99.2	Investor Presentation Material

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: May 6, 2013	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 6, 2013
99.2	Investor Presentation Material